                     ENTERBANK HOLDINGS, INC.
                          150 N. MERAMEC
                      CLAYTON, MISSOURI 63105

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          APRIL 28, 1998



To the Shareholders of Enterbank Holdings, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Enterbank Holdings, Inc. (the "Company") will be held at The University Club at 1034 South Brentwood Boulevard, St. Louis, Missouri 63117, on Tuesday, April 28, 1998, at 4:00 p.m., for the following purposes:

      1. To elect eleven (11) directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected and have qualified.

      2. To ratify the selection of KPMG Peat Marwick LLP as independent accountants for the year ending December 31, 1998.

      3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 16, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.


By Order of the Board of Directors


James C. Wagner, Secretary

Clayton, Missouri
March 24, 1998





TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE
AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING
MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                         ENTERBANK HOLDINGS, INC.
                              150 N. MERAMEC
                          CLAYTON, MISSOURI 63105

                              PROXY STATEMENT

This Proxy Statement is furnished to the shareholders of Enterbank Holdings, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on April 28, 1998, at The University Club at 1034 South Brentwood Boulevard, St. Louis, Missouri 63117, or any adjournment or postponement thereof. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph, or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

Only holders of Common Stock of record at the close of business on March 16, 1998, are entitled to notice and to vote at the meeting. On that date the Company had outstanding and entitled to be voted 2,305,112 shares of Common Stock, par value $.01 share (the "Common Stock"). The presence in person or by proxy of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business. The shares represented by the enclosed proxy will be voted if the proxy is properly signed and received prior to the meeting.

Each holder of Common Stock is entitled to one vote for each share of Common Stock held with respect to each matter to be voted upon; provided, however, that cumulative voting shall be available for the election of directors. Under cumulative voting, each shareholder is entitled to a cast a number of votes equal to the number of shares held by such shareholder multiplied by the total number of directors to be elected. These votes may be divided among all nominees equally or may be voted for one or more of the nominees, either in equal or unequal amounts, as the shareholder may elect. A plurality of votes cast at the Annual Meeting is required for the election of each director. Ratification of the selection of independent accountants requires the affirmative vote of a majority of the shares voted on the proposal. Abstentions and broker non-votes are counted in the number of shares present in person or represented by proxy for purposes of determining whether a quorum is present, but not for purposes of directors or ratification of the selection of independent accountants.

All shares of Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted FOR the election of the Board's director nominees and FOR the ratification of the recommended independent accountants.

Any proxy may be revoked at any time before it is voted by written notice to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting; but if not so revoked, the share represented by such proxy will be voted. The mailing of this proxy statement to shareholders of the Company commenced on or about March 24, 1998. The Company's corporate offices are located at 150 North Meramec, Clayton, Missouri 63105 and its telephone number is (314) 725-5500.

                           ELECTION OF DIRECTORS
                             (PROPOSAL NO. 1)

The Board of Directors has nominated for election the eleven (11) persons named below. All of the nominees are currently members of the Board of Directors. All of the nominees were elected by the shareholders. It is intended that proxies solicited will be voted for such nominees. The Board of Directors believes that each nominee named below will be able to serve, but should any nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

The biographical information is furnished with respect to each member of the Board of Directors of the Company, some of whom also serve as directors and/or officers of one or more of the Company's subsidiaries Enterprise Bank ("Bank"), Enterprise Capital Management, Inc., and Enterprise Merchant Banc, Inc. (formerly Enterprise Capital Resources, Inc.). There are no family relationships between or among any directors or executive officers of the Company.

                              PRESENT POSITION(S)                 PRINCIPAL OCCUPATION
NAME AND AGE                  WITH THE COMPANY                    DURING PAST 5 YEARS
------------                  -------------------                 --------------------
Fred H. Eller, 53             President and Chief Executive       President, Chief Executive Officer and Director of the
                              Officer, Director                   Company (since 1995); Chairman of the Board of the
                                                                  Bank (since 1996); Chief Executive Officer and
                                                                  Director of the Bank (since 1988)

Ronald E. Henges, 65          Chairman of the Board,              Chief Executive Officer, Creve Coeur Camera
                              Director                            (multi-store retailer of camera and video equipment);
                                                                  President and Chief Executive Officer of Henges
                                                                  Associates, Inc. (manufacturer and installer of
                                                                  prefabricated wall systems) 1991-1995; Chairman of the
                                                                  Board of the Company (since 1995); Chairman of the
                                                                  Board of the Bank 1988-1996.

Kevin C. Eichner, 47          Vice Chairman of the Board,         Executive Vice President, General American (insurance
                              Director                            product provider); Vice Chairman of the Board of the
                                                                  Company (since 1995); Vice Chairman of the Board of
                                                                  the Bank (since 1991)

Randall D. Humprheys, 43      Director                            President of Enterprise Capital Management (since
                                                                  1997), President of Enterprise Merchant Banc, Inc.,
                                                                  formerly Enterprise Capital Resources (since 1997),
                                                                  Director of the Company (since 1997)

Paul R. Cahn, 72              Director                            President, Elan Polo Imports, Inc. (importer of
                                                                  women's and children's casual shoes); Director of the
                                                                  Company (since 1996); Director of the Bank, (1991-1993
                                                                  and since 1995)

Birch M. Mullins, 54          Director                            President, Baur Properties (developer of commercial
                                                                  real estate properties); Director of the Company
                                                                  (since 1996); Director of the Bank (since 1991)

Robert E. Saur, 54            Director                            President, Conrad Properties (developer of commercial
                                                                  and residential real estate properties); Director of
                                                                  the Company (since 1995); Director of the Bank (since
                                                                  1991)

Henry D. Warshaw, 44          Director                            Principal, Moneta Group (provides financial planning
                                                                  products and services); Director of the Company (since
                                                                  1996); Director of the Bank, 1991-1996; Chairman of
                                                                  Clayton Banking Unit (since 1996)

James L. Wilhite, 64          Director                            President, Stange Corporation (manufacturer of
                                                                  marketing and incentive items); Director of the
                                                                  Company (since 1996); Director of the Bank (since
                                                                  1996); Chairman of the St. Peters Banking Unit (since
                                                                  1996)

James A. Williams, 45         Director                            President, Sunset Transportation (trucking brokerage
                                                                  and consulting firm); Director of the Company (since
                                                                  1996); Director of the Bank (since 1996); Chairman of
                                                                  the Sunset Hills Banking Unit (since 1996)


Ted C. Wetterau, 70           Director                            Chairman, Chief Executive Officer (retired 1993)
                                                                  Wetterau Incorporated (wholesale food distributor);
                                                                  Director of the Company (since 1997)

MEETING AND COMMITTEES OF THE BOARD

The Board met 12 times in 1997. The entire Board serves as the audit and compensation committees of the Board.


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE
   INDIVIDUALS LISTED FOR ELECTION AS DIRECTORS OF THE COMPANY.

EXECUTIVE OFFICER COMPENSATION AND OTHER MATTERS

The following tables show the compensation paid by the Company, to the Company's Chief Executive Officer and each of the other executive officers of the Company who earned more than $100,000.00 per year in compensation for any of the years ended December 31, 1997, 1996 and 1995 and option grant information for the executive officers of the Company:

                                        EXECUTIVE COMPENSATION
                                        ----------------------
                                                                                                               Company
                                                   Fiscal                                      Split Life       Match
Name                 Age   Title                    Year          Salary<F1>     Bonus           Premium      Deferrals
-----------------    ---   ----------------------  ------         ----------    -------        ----------     ---------
Fred H. Eller         53   President, CEO of         1997          $175,225     $50,000          $2,586        $6,400
                           the Company               1996           166,197      50,000           2,484         7,600
                                                     1995           166,473      64,000           2,330         4,620

David J. Mishler      39   President, Enterprise     1997          $146,139     $45,000          $  751        $6,400
                           Bank, Clayton             1996           123,648      35,000             735         6,372
                                                     1995           112,094      25,000             751         3,430

Richard C. Leuck      40   President, Enterprise     1997          $ 94,761     $30,000          $  698        $3,172
                           Bank, St. Peters          1996            67,976      20,000             674           n/a
                                                     1995               n/a         n/a             n/a           n/a

James E. Graser       38   President, Enterprise     1997          $ 84,920     $12,500          $  732        $3,924
                           Bank, Sunset Hill         1996            80,641      22,000             726         4,132
                                                     1995            76,508      24,500             749         2,528

<F1> Includes car allowance

                                                OPTIONS
                                                -------
                                                                        No. of
                                                                        Shares        No. Un-
                     Options       % of                                Acquired      exercised    Number       Number
                   Granted in     Total     Exercise      Exp.         on Option     Options at    Exer-       Unexer-
     Name             1997       Granted     Price        Date         Exercise       Year End    cisable      cisable
----------------   ----------    -------    --------     --------      ---------     ----------   -------      -------
Fred H. Eller        15,000       7.43%      $16.00      04-01-97            0         70,000      55,000       15,000

David J. Mishler     20,000       9.90        16.00      04-01-97       13,000         30,000      10,000       20,000

Richard C. Leuck     15,000       7.43        16.00      04-01-97            0         15,000           0       15,000

James E. Graser      15,000       7.43        16.00      04-01-97            0         25,000      10,000       15,000

James C. Wagner      10,000       4.95        16.00      04-01-97        8,000         16,000       6,000       10,000

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS AND MANAGEMENT

The following is a list persons who beneficially owned more than 5% of the outstanding Common Stock of the Company, and the ownership of the executive officers and directors, and all directors and executive officers as a group at the close of business on March 16, 1998, according to record-ownership listings as of that date:

Beneficial Owner                                Number of Shares                          % Ownership <F1><F2>
-----------------------------                   ----------------                          --------------------
Fred H. Eller <F3><F5><F6>                            94,260                                     3.84%

Ronald E. Henges <F3><F8>                            141,640                                     5.76%

Kevin C. Eichner <F3>                                 77,193                                     3.14%

Randall D. Humprheys                                     -0-                                      n/a

Paul R. Cahn <F4>                                     69,967                                     2.85%

Birch M. Mullins                                      17,850                                     <F*>

Robert E. Saur                                        39,000                                     1.59%


Henry D. Warshaw <F9>                                 17,260                                     <F*>

James L. Wilhite <F12>                                 8,721                                     <F*>

James A. Williams <F7>                                 4,840                                     <F*>

Ted C. Wetterau <F13>                                 11,940                                     <F*>

David J. Mishler <F3><F11><F6>                        38,304                                     1.56%

James E. Graser <F3><F10><F6>                         15,000                                     <F*>

Richard C. Leuck <F14>                                 6,591                                     <F*>

James C. Wagner <F15>                                 19,595                                     <F*>

All Directors and Executive Officers as
  a Group                                             562,16                                    22.88%

<F*> Less than 1%

<F1>  Percentages are calculated based on 2,457,112 shares which represents
      2,298,412 shares outstanding as of December 31, 1997, plus Options outstanding and exercisable as of December 31, 1997 or within 60 days thereafter totaling 158,700 shares, of which 6,700 were exercised subsequent to year end.
<F2>  Unless otherwise indicated, the named person has sole voting and dispositive power for all shares shown.
<F3>  Assumes the exercise of Options outstanding and exercisable as of
      December 31, 1997 or within 60 days thereafter, including those beneficially owned by the named person, as follows: Mr. Eichner, 30,000 shares; Mr. Eller, 55,000 shares; Mr. Henges, 10,000 shares;
      Mr. Graser, 10,000 shares; Mr. Mishler, 10,000 shares; Mr. Wagner, 10,000, of which 4,000 were exercised subsequent to year end; all directors and executive officers as a group, 125,000 shares, of which 4,000 were exercised subsequent to year end.
<F4>  Excludes 23,980 held by two adult children of Mr. Cahn, as well as 5,000 shares held by the son in law of Mr. Cahn. Includes 5,000 shares held in trust for the benefit of Mr. Cahn's spouse, to which Mr. Cahn has voting power; and 64,967 shares held of record by Cahn Family Partnership, L.P., to which Mr. Cahn has voting power.
<F5>  Includes 39,240 shares held jointly by Mr. Eller and his spouse, and 20 shares held in the name of Mr. Eller to which Mr. Eller has voting power.
<F6>  Excludes all of the 15,460 shares held of record by EBSP Partnership in which each of Mr. Eller, Mr. Graser and Mr. Mishler each hold a 1/7 partnership interest, but for which none of the named persons holds sole voting power. Excludes all of the 13,820 shares held of record by EBSP II Partnership in which each of Mr. Eller, Mr. Graser and Mr. Mishler each hold a 1/6 partnership interest, but for which none of the named persons holds sole voting power.
<F7>  Includes 845 shares held by Mr. Williams held in an Individual
      Retirement Account for the benefit of Mr. Williams to which Mr. Williams has voting power.
<F8>  Excludes 18,110 shares held by and/or for the benefit of adult children of Mr. Henges.  Includes 76,770 shares held of record by Henges
      Equity, L.P., to which Mr. Henges is the General Partner and has voting power; 22,285 shares held in an Individual Retirement Account for the benefit of Mr. Henges, to which Mr. Henges has voting power;
      20 shares in the name of Mr. Henges in which Mr. Henges has voting power; 3,285 shares held in an Individual Retirement Account for the benefit of the spouse of Mr. Henges, to which Mr. Henges has voting power; 3,600 shares held in trust for six minor grandchildren of Mr. Henges, of which the spouse of Mr. Henges is trustee, and to which Mr. Henges has voting power; and 25,680 shares held in six separate trusts, each for the benefit of one of the grandchildren of Mr.
      Henges, to which Mr. Henges has voting power. Mr. Henges address is c/o Enterbank Holdings, Inc. 150 North Meramec, Clayton, Missouri
      63105.
<F9>  Includes 8,580 shares held in an Individual Retirement Account for the benefit of Mr. Warshaw, to which Mr. Warshaw has voting power; and 8,660 shares held in an Individual Retirement Account for the benefit of the spouse of Mr. Warshaw, to which Mr. Warshaw has voting power;
      and 20 shares in the name of Mr. Warshaw to which Mr. Warshaw has voting power.
<F10> Includes 4,999 shares held jointly by Mr. Graser and his spouse; and one share in the name of Mr. Graser to which Mr. Graser has voting power
<F11> Includes 25,672 shares held jointly by Mr. Mishler and his spouse; and
      2,631 shares held in an Individual Retirement Account for the benefit of Mr. Mishler, to which Mr. Mishler has voting power; and one share held in the name of Mr. Mishler to which Mr. Mishler has voting power.
<F12> Includes 650 shares held in a trust for the benefit of the spouse of Mr.
      Wilhite of which the spouse of Mr. Wilhite is trustee, to which Mr. Wilhite has voting power.
<F13> Includes 11,940 shares held jointly by Mr. Wetterau and his spouse.
<F14> Includes 2,500 shares held in a trust of Mr. Leuck for the benefit of
      Mr. Leuck to which Mr. Leuck has voting power; 2,500 shares held in a trust of the spouse of Mr. Leuck, for the benefit of the spouse of Mr. Leuck, to which Mr. Leuck has shared voting power; 1,590 shares held in the Individual Retirement Account for the benefit of Mr. Leuck to which Mr. Leuck has voting power; one share in the name of Mr. Leuck to which Mr. Leuck has voting power.
<F15> Includes 9,595 shares held jointly by Mr. Wagner and his spouse.

                      INDEPENDENT PUBLIC ACCOUNTANTS
                             (PROPOSAL NO. 2)

The Company engaged KPMG Peat Marwick LLP to audit the financial statements for the years ended December 31, 1995, 1996 and 1997. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting of Shareholders, and they will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Company has selected KPMG Peat Marwick LLP to be the independent public accountants for calendar year 1998 and recommends that the appointment of the auditors be ratified by the Shareholders. Although Shareholder approval is not required, it is the policy of the Board of Directors to request, whenever possible, Shareholder ratification of the appointment or reappointment of independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE SHAREHOLDER
RATIFICATION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.


                               OTHER MATTERS

Management knows of no other matters that will be presented at the meeting. If any other matters arise at the meeting, it is intended that the shares represented by the proxies will be voted in accordance with the judgement of the persons named in the proxies.

The Annual Report of the Company for the calendar year 1997 is enclosed.

A copy of Form 10-K, the Annual Report filed by the Company with the Securities and Exchanged Commission, is enclosed.

By Order of the Board of Directors


James C. Wagner, Secretary

                         ENTERBANK HOLDINGS, INC.
                 PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                              APRIL 28, 1998

THE UNDERSIGNED HEREBY APPOINTS RONALD E. HENGES, KEVIN C. EICHNER AND FRED H. ELLER, AND EACH OF THEM, WITH OR WITHOUT THE OTHERS, PROXIES, WITH FULL POWER OF SUBSTITUTION TO VOTE AS DESIGNATED BELOW, ALL SHARES OF STOCK OF ENTERBANK HOLDINGS, INC. (THE "COMPANY") THAT THE UNDERSIGNED SIGNATORY HEREOF WOULD BE ENTITLED TO VOTE IF PERSONALLY PRESENT AT THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD AT THE UNIVERSITY CLUB AT 1034 SOUTH BRENTWOOD BOULEVARD, ST. LOUIS, MISSOURI 63117, ON TUESDAY, APRIL 28, 1998 AT 4:00 P.M. AND ADJOURNMENT OR POSTPONEMENT THEREOF, ALL IN ACCORDANCE WITH AND AS MORE FULLY DESCRIBED IN THE NOTICE AND ACCOMPANYING PROXY STATEMENT FOR SUCH MEETING, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.

1.   ELECTION OF DIRECTORS
     ELECTION OF ELEVEN DIRECTORS TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR SUCCESSORS SHALL HAVE BEEN DULY ELECTED AND QUALIFIED.

     / /  FOR ALL NOMINEES LISTED BELOW     / /  WITHHOLD AUTHORITY TO VOTE
          (EXCEPT AS MARKED TO THE               FOR ALL NOMINEES LISTED BELOW.
          CONTRARY BELOW).


     ____FRED H. ELLER            ____RONALD E HENGES      ____KEVIN C. EICHNER
     ____RANDALL D. HUMPHREYS     ____PAUL. R. CAHN        ____BIRCH M. MULLINS
     ____ROBERT E. SAUR           ____HENRY D. WARSHAW     ____JAMES A. WILHITE
     ____JAMES A. WILLIAMS        ____TED C. WETTERAU

INSTRUCTIONS:    YOU MAY VOTE FOR ALL DIRECTORS BY MARKING WHERE INDICATED
                 ABOVE "FOR ALL NOMINEES LISTED BELOW", WITHHOLD YOUR VOTE
                 UNTIL THE MEETING BY MARKING WHERE INDICATED ABOVE "WITHHOLD
                 AUTHORITY TO VOTE" OR VOTE FOR INDIVIDUAL DIRECTOR(S) BY
                 MARKING NEXT TO EACH NAME THE NUMBER OF VOTES TO BE CAST FOR
                 THAT PERSON.

2. RATIFICATION AND APPROVAL OF KPMG PEAT MARWICK LLP AS AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1998.

     / /   FOR               / /   AGAINST                / /   ABSTAIN

3. IN THEIR DISCRETION, UPON ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE DATE, SIGN AND RETURN THIS PROXY CARD BY MAIL, POSTAGE PREPAID.

DATED: ______________, 1998            SIGN HERE:______________________________
                                                 ______________________________

(PLEASE SIGN EXACTLY AS NAME APPEARS ON THE LABEL FOR THIS MAILING. WHEN STOCK IS REGISTERED JOINTLY, ALL OWNERS MUST SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.)


  WHETHER OR NOT YOU PLAN ON ATTENDING THE ANNUAL MEETING, PLEASE COMPLETE AND
                                RETURN THIS PROXY.